UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2024

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 4, 2024, Resonate Blends, Inc. (“we” or the “Company”) entered into an amendment (the “Amendment”) to the Share Exchange Agreement (the “Exchange Agreement”) with Emergent Health Corp. (“EMGE”) and the holders of Series Class A Preferred Stock, the Series C Convertible Non-Voting Preferred Stock and the Class F Preferred Stock of EMGE.

The Amendment revised Sections 1.03(d)(v) and 5.05 of the Exchange Agreement to require a minimum investment of $250,000 instead of $500,000 prior to Closing.

The foregoing description of the Amendment is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On February 28, 2024, we issued 9,555,435 shares of common stock as required under the anti-dilution protection as stated in Membership Interest Purchase Agreements we entered into with the members of Resonate Blends, LLC and Entourage Labs, LLC, our wholly owned subsidiaries, which include shares issued to Messers. Geoffrey Selzer and David Thielen, our offices and directors.

The shares above were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Amendment, dated March 4, 2024
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: March 7, 2024